SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 17, 2000

ADVANCE PARADIGM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21447 (Commission File Number)	75-2493381 (IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 1570, Irving, Texas 75062
(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code: (972) 830-6199

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Item 5. Other Events.

          On July 12, 2000, Advance Paradigm, Inc. (the "Company") and Rite Aid Corporation ("Rite Aid") issued a joint press release announcing a definitive agreement under which the Company will acquire 100% of the equity of PCS Health Systems, Inc. ("PCS"), a subsidiary of Rite Aid. The aggregate purchase price is one billion dollars, of which the Company will pay Rite Aid $675 million in cash and provide Rite Aid with $200 million in senior subordinated notes. The Company will also issue Rite Aid $125 million in new equity. The cash portion of the purchase price will be financed with senior secured debt committed by Merrill Lynch and equity financing of $150 million committed by Joseph Littlejohn & Levy, Inc.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         Exhibits.

         The following Exhibits are filed herewith:

Exhibit No.	Exhibit
2.1	Stock Purchase Agreement between Rite Aid Corporation and Advance Paradigm, Inc. dated as of July 11, 2000.
99.1	Joint Press Release, dated July 12, 2000, issued by Advance Paradigm, Inc. and Rite Aid Corporation.

[SIGNATURE PAGE TO FOLLOW]

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE PARADIGM, INC.

Date: July 28, 2000	By: /S/ DAVID D. HALBERT __________________________ Name: David D. Halbert Title: Chairman of the Board, Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description
2.1*	Stock Purchase Agreement between Rite Aid Corporation and Advance Paradigm, Inc. dated as of July 11, 2000.
99.1*	Joint Press Release, dated July 12, 2000, issued by Advance Paradigm, Inc. and Rite Aid Corporation.

* Filed herewith